CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 28, 2022, relating to the financial statements of Air T, Inc., appearing in the Annual Report on Form 10-K of Air T, Inc. for the year ended March 31, 2022.

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota August 16, 2022